UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2011

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BioLargo, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	000-19709	65-0159115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16333 Phoebe, La Mirada, CA	90638
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 643-9540

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer

On August 18, 2011, the Board of Directors of BioLargo, Inc. (the “Company”) increased the number of positions on its board of directors from five to seven, which is the maximum authorized by the Company’s Bylaws. Concurrently, the Board elected Kent C. Roberts II as its sixth board member. The seventh board position remains vacant at this time. Mr. Roberts will receive as compensation for his service as a board member $10,000 each calendar quarter served, as is customary with the Company’s independent directors.  In addition, Mr. Roberts may receive other equity-based compensation from time to time.  Mr. Roberts has not yet been appointed to any committees of the board of directors, and there are no arrangements or understandings between Mr. Roberts and any other person pursuant to which he was elected as a director.

Mr. Roberts spent 14 years as a partner and Director of Marketing at the investment management firm First Quadrant LP prior to his retirement in 2011.  First Quadrant is respected globally as an innovative leader and investor in global macro and asset allocation strategies. The firm has been the recipient of four prestigious Graham and Dodd Awards for excellence in investment research during its twenty-year history and continues its long held focus on high level research. During his tenure at First Quadrant, Mr. Roberts served a term as a member of the firm’s governing board responsible for oversight of business operations, compensation, strategy, and public relations. Prior to his involvement with First Quadrant, Mr. Roberts served in a similar capacity as Marketing Director for Provident Capital Management in Philadelphia (1995 to 1997), and co-founded Akamai International, a boutique investment management firm offering institutional investors international equity strategies. He has presented at numerous industry conferences around the world and invited to participate on Institutional Investor’s Advisory Board.  From 1987 through 1992, Mr. Roberts worked in the capital markets department for Bankers Trust Company and other regional banks advising multinational corporations on currency risk management strategies.  Prior to entering the financial services industry Mr. Roberts worked in oil and gas exploration and consulted on the environmental impact resulting from the development of the Central Arizona Project (the canal that brought water from the Colorado River to both Phoenix and Tucson AZ).  Mr. Roberts received an MBA in Finance from the University of Notre Dame in 1986, and a BS in Agriculture and Watershed Hydrology from the University of Arizona in 1982.  Mr. Roberts holds a series 3 securities license.

In March 2009, Mr. Roberts, through a corporation in which he is the sole shareholder, invested $200,000 into the Company’s “Fall 2008” private securities offering. In exchange for his investment, Mr. Roberts received a promissory note convertible at $0.50 per share, which bears 10% annual interest and matures on October 15, 2011. Mr. Roberts has been issued an aggregate 86,225 shares of common stock as payment of interest during the term of the note. In addition, in connection with his investment, Mr. Roberts received a warrant to purchase 400,000 shares of common stock at $0.75, which expired unexercised on October 15, 2009, and a second warrant to purchase 400,000 shares of common stock at $1.50 per share, which is due to expire on October 15, 2011.

Item 8.01            Other Events

On August 22, 2011, the Company issued a press release announcing the increase in authorized board positions, and the election of Mr. Roberts to the Board.

Item 9.01            Financial Statements and Exhibits

(d) Exhibits

The following exhibit is furnished as part of this Report.

Exhibit Number	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2011	BIOLARGO, INC.

	By:	/s/ Dennis P. Calvert
Dennis P. Calvert
President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release

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